UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

Gentiva Health Services, Inc.

(Exact Name Of Registrant As Specified In Charter)

Delaware	1-15669	36-4335801
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia	30339-3314
(Address of principal executive offices)	(zip code)

(770) 951-6450

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of a previously announced planned management succession of Gentiva Health Services, Inc. (the “Company”), John R. Potapchuk, Executive Vice President, Chief Financial Officer and Treasurer of the Company, will no longer serve in such position effective May 13, 2010, and will remain with the Company as a Special Advisor to the Chief Financial Officer. Also as part of such previously announced planned management succession, effective May 13, 2010, Stephen B. Paige, Senior Vice President, General Counsel and Secretary of the Company, will no longer serve in such position, and will remain with the Company as a Special Advisor to the General Counsel. It is anticipated that Mr. Potapchuk and Mr. Paige will serve as a Special Advisor to the Company for up to one year as each transitions towards retirement from the Company.

On May 13, 2010, the Board of Directors of the Company named Eric R. Slusser, age 50, as Executive Vice President, Chief Financial Officer and Treasurer of the Company to succeed Mr. Potapchuk. The Board of Directors also named John N. Camperlengo, age 46, as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company to succeed Mr. Paige. Each of Mr. Slusser and Mr. Camperlengo was appointed as part of the Company’s previously announced planned management succession and will serve in his respective position until the next annual meeting of the Board of Directors of the Company or until the earlier of his death, resignation or removal in accordance with the By-Laws of the Company.

Mr. Slusser has served as Senior Vice President, Finance of the Company since October 26, 2009. Mr. Slusser served as Executive Vice President and Chief Financial Officer of Centene Corporation (a healthcare services company providing specialty and managed care health plan coverage) from July 2007 through May 2009, as Executive Vice President International Development of Centene Corporation from May 2009 through October 2009 and as Treasurer of Centene Corporation from February 2008 to July 2009. Mr. Slusser served as Executive Vice President of Finance, Chief Accounting Officer and Controller of Cardinal Health, Inc. (a diversified healthcare company providing healthcare products and services) from May 2006 to July 2007 and as Senior Vice President, Chief Accounting Officer and Controller of Cardinal Health, Inc. from May 2005 to May 2006. Mr. Slusser served as Senior Vice President-Chief Accounting Officer and Controller of MCI, Inc. from November 2003 to May 2005.

In connection with the appointment of Mr. Slusser as Executive Vice President, Chief Financial Officer and Treasurer of the Company, the Company increased his annual base salary to $455,000 effective May 13, 2010. Mr. Slusser is a participant in the Company’s Executive Officers Bonus Plan and previously has received equity grants pursuant to the Company’s 2004 Equity Incentive Plan. Mr. Slusser and the Company are parties to a Change in Control Agreement, dated October 26, 2009, substantially in the form of the Company’s standard Change in Control Agreement, as attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 4, 2008. Mr. Slusser and the Company will also enter into a Severance Agreement substantially in the form of the Company’s standard Severance Agreement, as attached as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007. Further, Mr. Slusser and the Company will enter into an Indemnification Agreement substantially in the form of the Company’s standard Indemnification Agreement, as attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 3, 2010.

Mr. Camperlengo has served as Senior Vice President, Deputy General Counsel and Chief Compliance Officer of the Company since May 2008. From November 2007 to May 2008, Mr. Camperlengo served as Vice President and Chief Compliance Officer of Duane Reade Holdings, Inc., a retail pharmacy chain. From February 2005 to November 2007, Mr. Camperlengo served as Vice President and Deputy General Counsel of the Company and from October 2005 to November 2007, as the Company’s Chief Compliance Officer. Mr. Camperlengo served as Assistant Vice President and Associate General Counsel of the Company from September 2003 to February 2005 and as Assistant Vice President, Legal from July 2002 to September 2003, having joined the Company as Senior Counsel in 2000.

In connection with the appointment of Mr. Camperlengo as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company, the Company increased Mr. Camperlengo’s annual base salary to $335,000, effective May 13, 2010, and granted him 5,000 shares of restricted stock under the Company’s 2004 Equity Incentive Plan, which stock vests on May 13, 2013. Mr. Camperlengo also is a participant in the Company’s Executive Officers Bonus Plan. Mr. Camperlengo and the Company are parties to a Change in Control Agreement, dated May 19, 2008, a Severance Agreement, dated May 19, 2008, and an Indemnification Agreement, dated March 4, 2010, substantially in the form of the Company’s standard Change in Control Agreement, Severance Agreement and Indemnification Agreement, respectively.

Mr. Potapchuk will continue to be employed at his current salary until September 1, 2010, at which time his salary will be adjusted to $212,000 per year. Mr. Potapchuk will continue to participate in the Company’s Executive Officers Bonus Program for 2010 (prorated though the end of the second quarter 2010) and will be eligible for a profit sharing contribution for 2010 under the Company’s 2005 Nonqualified Retirement Plan. Mr. Potapchuk’s existing Severance Agreement will be revised to reflect that he will receive his severance payments beginning on the earlier of May 13, 2011 or termination of his status as a Special Advisor. Under the Severance Agreement, Mr. Potapchuk will receive the severance payments for a period of 18 months following such date (based on his salary in effect on May 13, 2010) and he will receive his health benefits until the earlier of 18 months following such date or upon similar benefits becoming available from a new employer. Mr. Potapchuk’s receipt of these payments and benefits is conditioned upon his compliance with the Confidentiality and Restrictive Covenant Agreement attached to his Severance Agreement and his execution of a General Release in the form attached as an exhibit to his Severance Agreement. Additionally, in connection with Mr. Potapchuk’s new role, all options previously granted to Mr. Potapchuk will continue to vest on their current vesting schedule without regard to Mr. Potapchuk’s employment status with the Company. All vested options will be exercisable until the earlier of the expiration of their stated term or February 3, 2014.

Mr. Paige will continue to be employed at his current salary until July 1, 2010, at which time his salary will be adjusted to $191,000 per year. Mr. Paige will continue to participate in the Company’s Executive Officers Bonus Program for 2010 (prorated through the end of the second quarter of 2010) and will be eligible for a profit sharing contribution for 2010 under the Company’s 2005 Nonqualified Retirement Plan. Mr. Paige’s existing Severance Agreement will be revised to reflect that he will receive his severance payments beginning on the earlier of May 13, 2011 or termination of his status as a Special Advisor. Under the Severance Agreement, Mr. Paige will receive the severance payments for a period of 12 months following such date (based on his salary in effect on May 13, 2010) and he will receive his health benefits until the earlier of 12 months following such date or upon similar benefits becoming available from a new employer. Mr. Paige’s receipt of these payments and benefits is conditioned upon his compliance with the Confidentiality and Restrictive Covenant Agreement attached to his Severance Agreement and his execution of a General Release in the form attached as an exhibit to his Severance Agreement. Additionally, in connection with Mr. Paige’s new role, all options previously granted to Mr. Paige will continue to vest on their current vesting schedule without regard to Mr. Paige’s employment status with the Company. All vested options will be exercisable until the earlier of the expiration of their stated term or February 3, 2014.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 13, 2010 (the “Annual Meeting”). The following is a summary of the voting results for each matter presented to shareholders at the Annual Meeting.

In addition to the election of the nine persons nominated as Directors of the Company, as identified below, for one-year terms, the shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its 2010 fiscal year, approved the performance criteria in the Gentiva Health Services, Inc. Executive Officers Bonus Plan, and approved an amendment to the Gentiva Health Services, Inc. Employee Stock Purchase Plan. The final voting results on each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows.

Proposal 1. The following individuals were elected as directors to serve until the 2011 Annual Meeting of Shareholders by votes as follows:

Nominees	For	Withheld	Broker Non-Votes

Robert S. Forman, Jr.	25,756,632	271,130	1,262,379

Victor F. Ganzi	25,319,037	708,725	1,262,379

Philip R. Lochner, Jr.	25,722,781	304,981	1,262,379

Ronald A. Malone	24,929,608	1,098,154	1,262,379

Stuart Olsten	25,318,350	709,412	1,262,379

Sheldon M. Retchin	25,759,314	268,448	1,262,379

Tony Strange	25,317,335	710,427	1,262,379

Raymond S. Troubh	25,099,453	928,309	1,262,379

Rodney D. Windley	24,898,710	1,129,052	1,262,379

Proposal 2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its 2010 fiscal year was approved by votes as follows:

For	Against	Abstain	Broker Non-Votes

26,101,862	1,133,997	54,282	0

Proposal 3. The proposal to approve the performance criteria in the Gentiva Health Services, Inc. Executive Officers Bonus Plan was approved by votes as follows:

For	Against	Abstain	Broker Non-Votes

26,051,682	1,062,727	175,732	0

Proposal 4. The proposal to amend the Gentiva Health Services, Inc. Employee Stock Purchase Plan was approved by votes as follows:

For	Against	Abstain	Broker Non-Votes

25,074,063	889,149	64,550	1,262,379

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.
(Registrant)

Date: May 19, 2010	/s/ John N. Camperlengo
John N. Camperlengo,
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary